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                      CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion of our report dated February 11, 1997 in this Form 8-K/A on the combined statement of revenue and certain expenses of Columbia Acquisition Properties. It should be noted that we have not audited any financial statements of the Columbia Acquisition Properties subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.



                                        ARTHUR ANDERSEN LLP


Philadelphia, Pa.,
  February 13, 1997